EXHIBIT 23.1

               DELOITTE & TOUCHE LLP LETTERHEAD




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Boatracs, Inc. on Form S-8 of our report dated February 20, 1998, appearing in the Annual Report on Form 10-KSB of Boatracs, Inc. for the years ending December 31, 1997 and December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
/S/ DELOITTE & TOUCHE LLP

San Diego, California
May 19, 1998